                                                                      Exhibit 11

                                  Lukens Inc.
               Computation of Primary Earnings Per Common Share for the 52 weeks ended December 30, 1995, the 53 weeks ended December 31, 1994, and the 52 weeks ended December 25, 1993
          (Dollars and shares in thousands except per share amounts)



                                                                              1995           1994           1993
                                                                          ------------    -----------    -----------
Net earnings (loss) applicable to common stock
   Earnings before cumulative effect of 1993
        accounting changes                                                $     34,014        22,178        15,902
   ESOP dividend requirements
        Preferred stock dividends declared                                      (2,406)       (2,569)       (2,602)
        Tax benefit on dividends - unallocated shares                              444           544           697
                                                                          ------------    -----------    -----------
   Earnings before cumulative effect of 1993
        accounting changes applicable to common stock                           32,052        20,153        13,997
   Cumulative effect of 1993 accounting changes                                      -             -       (65,901)
                                                                          ------------    -----------    -----------
   Net earnings (loss) applicable to common stock                         $     32,052        20,153       (51,904)
                                                                          ============    ===========    ===========

Weighted average number of common shares
and equivalents outstanding
   Weighted average number of common shares
        outstanding                                                             14,696        14,582        14,508
   Common stock equivalents:
        Stock options, assuming exercised at
          average market price                                                     129           161           273
   Weighted average number of common shares                               ------------    -----------    -----------
        and equivalents outstanding                                             14,825        14,743        14,781
                                                                          ============    ===========    ===========

Primary earnings per common share
   Earnings before cumulative effect of 1993
        accounting changes                                                $                                  0.95
   Cumulative effect of 1993 accounting changes                                                             (4.46)
                                                                                                         -----------
   Net earnings (loss)                                                    $      2.16          1.37         (3.51)
                                                                          ============    ===========    ===========

                                                                     Exhibit 11
                                  Lukens Inc.
            Computation of Fully Diluted Earnings Per Common Share for the 52 weeks ended December 30, 1995, the 53 weeks ended December 31, 1994, and the 52 weeks ended December 25, 1993
          (Dollars and shares in thousands except per share amounts)



                                                                       1995             1994           1993
                                                                   ------------     -----------    -----------
Net earnings (loss) applicable to common stock
   Earnings before cumulative effect of 1993
        accounting changes                                         $     34,014          22,178        15,902
   Incremental cash contribution to the ESOP assuming
        conversion of preferred stock to common                            (902)           (964)         (976)
   Tax benefit on the incremental cash contribution                         316             337           365
                                                                   ------------     -----------    -----------
   Earnings before cumulative effect of 1993
        accounting changes applicable to common stock                    33,428          21,551        15,291
   Cumulative effect of 1993 accounting changes                               -               -       (65,901)
                                                                   ------------     -----------    -----------
   Net earnings (loss) applicable to common stock                   $    33,428          21,551       (50,610)
                                                                   ============     ===========    ===========

Weighted average number of common shares
and equivalents outstanding
   Weighted average number of common shares
        outstanding                                                      14,696          14,582        14,508
   Common stock equivalents:
        Stock options, assuming exercised at greater of
          ending or average market price                                    140             161           274
        Series B ESOP preferred stock                                     1,509           1,588         1,627
                                                                   ------------     -----------    -----------
   Weighted average number of common shares
        and equivalents outstanding                                      16,345          16,331        16,409
                                                                   ============     ===========    ===========

Fully diluted earnings per common share
   Earnings before cumulative effect of 1993
        accounting changes                                         $                                     0.93
                                                                                                   ===========
   Net earnings (loss)                                             $       2.05           1.32          (3.51)*
                                                                   ============     ===========    ===========

* Calculation results in an improvement over primary earnings per share. As a result, fully diluted earnings per share equals primary earnings per share.
